UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2012

 ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

7040 County Road 20 Longmont, Colorado	80504
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

Former Name or Former Address, if Changed Since Last Report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Harold Bledsoe as President

Effective as of September 16, 2012, Mr. Harold Bledsoe has resigned as the President and Chief Technology Officer of ARC Group Worldwide, Inc. (the “Company”). Mr. Bledsoe will remain as the President and Chief Technology Officer of the Company’s subsidiary, ARC Wireless, Inc.

Appointment of Robert Marten as President

Effective as of September 16, 2012, Mr. Robert Marten has been appointed as the President of the Company.

Mr. Marten has served as the President and Chief Executive Officer of the Company’s subsidiary FloMet LLC since July of 2006. Mr. Marten has served as the President and Chief Executive Officer of the Company’s subsidiary Quadrant Metals Technologies LLC (“QMT”) since its inception in 2011. He has also served as the Chief Executive Officer of the Company’s subsidiaries General Flange & Forge LLC since April, 2011 and Tubefit LLC since November, 2011. He has served as the Chief Executive Officer of the Company’s subsidiaries Advanced Forming Technologies, Inc. and AFT-Hungary Kft. since the Company acquired these entities on August 8, 2012. Mr. Marten previously served in executive leadership positions with several other manufacturing companies. Mr. Marten has both a BBA and an MBA from the University of Wisconsin – Madison.

Mr. Marten’s compensation for his services as the Company’s President shall be pursuant to his current employment agreement with the Company’s subsidiary FloMet LLC (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Marten serves as the President and Chief Executive Officer of FloMet LLC. Mr. Marten entered into the Employment Agreement with FloMet LLC as of March 1, 2011. The Employment Agreement has a term of three (3) years. The term of Mr. Marten’s employment shall be automatically renewed for additional one (1) year terms unless either party to the Employment Agreement gives notice at least sixty (60) days prior to the scheduled expiration date of Mr. Marten’s employment. Pursuant to the Employment Agreement, Mr. Marten shall be entitled to receive a salary of $267,300 per annum. In addition, pursuant to the Employment Agreement, Mr. Marten shall be entitled to the standard benefits of other employees of FloMet LLC. The Employment Agreement contains standard covenants regarding intellectual property, as well as covenants not to compete and covenants not to solicit customers and employees. During the most recent fiscal year of the term of the Employment Agreement, in addition to his salary, Mr. Marten received incentive income of $106,479 and 401K matching funds of $13,786.92.

In connection with his services to QMT, the Company’s Board of Directors has agreed to pay Mr. Marten a bonus of $100,000.

Effective August 8, 2012, the Company acquired all of the shares of QMT pursuant to a Membership Interest Purchase Agreement, dated as of April 6, 2012 with Quadrant Management, Inc. (“QMI”), QMT, QMP Holding Corp., QTS Holding Corporation, John Schoemer, Arlan Clayton, Robert Marten, QMT and Carret P.T., LP (the “QMT Acquisition Agreement”). The QMT Acquisition Agreement provided for the acquisition of QMT by the Company, as described in further detail in the Company’s Definitive Proxy Statement, as filed with the U.S. Securities & Exchange Commission on July 16, 2012, which is incorporated herein by reference thereto (such acquisition is referred to herein as the “QMT Acquisition”). In connection, with the QMT Acquisition, the Company issued 4,029,691 shares of the Company’s common stock to the sellers at an exchange price of $7.80 per share (in each case giving effect to the Company’s 1:1.95 reverse stock split of August 7, 2012). Mr. Marten, as one of the sellers, received 83,941 shares of the Company’s common stock.

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Item 5.03:  Change in Fiscal Year.

On September 16, 2012 the Company’s Board of Directors approved the change of the Company’s fiscal year-end from December 31st to June 30th.  The change of fiscal year-end follows (i) the QMT Acquisition described in Item 5.02, above; and (ii) the Company’s acquisition on August 8, 2012 of the shares of Advance Forming Technology, Inc. (“AFTI”) and a special purpose acquisition company holding certain Hungarian assets associated with AFTI (such acquisition is referred to herein as the “AFT Acquisition”). QMT’s fiscal year end is June 30th. The QMT Acquisition and the AFT Acquisition are each reported on the Form 8-K filed by the Company with the SEC on August 8, 2012.  The QMT Acquisition and the AFT Acquisition are each described in further detail in the Company’s Definitive Proxy Statement, as filed with the U.S. Securities & Exchange Commission on July 16, 2012, which is incorporated herein by reference thereto.

The Company will file its audited financial statements for the fiscal period ended June 30, 2012 on a Current Report on Form 8-K in the foreseeable future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
(Registrant)

Date: September 20, 2012	By:	/s/ Theodore Deinard
Name: Theodore Deinard
Title: Interim Chief Executive Officer

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